                                                                    EXHIBIT 99.1

Company Press Release

Gish Biomedical Appoints New Board Member

IRVINE, Calif.--(BUSINESS WIRE)--Nov. 24, 1998--Gish Biomedical Inc. (Nasdaq:GISH - news) Tuesday said it has elected Howard F. Bovers to its board of directors, maintaining the total number of members at six.

Bovers currently is president at Bradford Trading Co., a company based in Vero Beach, Fla. Formerly he was president of Newbay Corp.

At its recent annual meeting of shareholders, five of six incumbent nominees to the company's board of directors presented in its proxy statement dated Oct. 12, 1998, were elected to serve one-year terms. The re-elected directors are Jack W. Brown, Ray R. Coulter, Richard W. Dutrisac, James B. Glavin and John S. Hagestad.

Gish Biomedical designs and manufactures disposable physician- preference products for various surgical specialties. The company offers premier devices for use in cardiovascular and orthopedic surgery and oncology.

------------------------------------------------------------------------

Contact:


     Gish Biomedical Inc., Irvine
     Jack W. Brown or Jeanne Miller
     800/938-0531 or 949/756-5485